UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

May 26, 2005 (May 25, 2005)
----------------------------------------------------------------------------------------------------------------------------- Date of report (Date of earliest event reported)

VINEYARD NATIONAL BANCORP
----------------------------------------------------------------------------------------------------------------------------- (Exact name of registrant as specified in its charter)

       California                                   000-20862                                33-0309110
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(State or other jurisdiction            (Commission File Number)           (IRS Employer
 of incorporation)                                                                           Identification No.)

9590 Foothill Boulevard, Rancho Cucamonga, California                                   91730
----------------------------------------------------------------------------------------------------------------------------- (Address of principal executive offices)                                                   (Zip Code)

(909) 581-1668
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(Registrant’s telephone number, including area code)

Not Applicable
----------------------------------------------------------------------------------------------------------------------------- (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      The Appointment of Certain New Officers

On May 25, 2005, the Board of Directors of Vineyard National Bancorp (the "Company") appointed six new executive officers (“Officers”) of the Company. The Officers are Richard S. Hagan, Executive Vice President and Chief Credit Officer, Richard Cadena, Senior Vice President, Karen Dally, Senior Vice President, Robert Dieter, Senior Vice President, Jacqueline Calhoun, Senior Vice President and Chief Risk Officer, and Mark Drews, Senior Vice President.

Richard S. Hagan is Executive Vice President and Chief Credit Officer and Chief Operating Officer of Vineyard Bank, the operating subsidiary of the Company (the “Bank”). Mr. Hagan joined the Bank in December 2000 and has served as Chief Credit Officer since February 2001. In August 2002, Mr. Hagan was appointed as Secretary of the Bank and the Company, and in September 2002, Mr. Hagan was appointed as Chief Operating Officer of the Bank. Mr. Hagan previously served as Credit Administrator of Manufacturers Bank, Los Angeles, California, from October 1997 to January 2000. Mr. Hagan served as Senior Credit Administrator of Southern California Bank, La Mirada, California, from March 1993 to October 1997. Mr. Hagan has 25 years of community-based banking experience and has served in various management positions throughout his career.

Richard Cadena is Senior Vice President and Chief Community Banking Officer of the Bank. Previously, Mr. Cadena served as the Director of Marketing for the Bank from November 2000 to May 2002. Prior to joining the Bank, Mr. Cadena served as the Marketing and Public Relations Officer for Imperial Bank, Inglewood, California, from October 1999 to November 2000. Mr. Cadena served as the Marketing Research Manager of Hawthorne Savings, FSB, El Segundo, California, from October 1993 to September 1999. Mr. Cadena has 15 years of community-based banking experience.

Karen Dally is Senior Vice President and Chief Administrative Officer of the Bank. Mrs. Dally has been with the Bank since August 2002. Prior to joining the Bank, Mrs. Dally served as the owner of Karen Dally Consulting, which provided consulting services to the financial institutions industry, from February 2000 to August 2002. Mrs. Dally served as Senior Vice President and Human Resources Director at Cedars Bank, Los Angeles, California, from January 1999 to February 2000. Previously, Mrs. Dally served as Senior Vice President and Chief Administrative Officer at Hawthorne Savings, FSB, El Segundo, California.

Robert Dieter is Senior Vice President and Chief Information Officer of the Bank. Mr. Dieter joined the Bank in August 2003. Prior to joining the Bank, Mr. Dieter held management positions in the consulting services industry from 1997 to 2003. Mr. Dieter served as the Corporate Vice President of Information Systems at CenFed Bank in Pasadena, California from 1989 to 1997. Mr. Dieter has 30 years of experience in banking, systems and operations.

Jacqueline Calhoun is Senior Vice President and Chief Risk Officer of the Bank. Ms. Calhoun joined the Bank in April 2004 as a Senior Credit Administrator and was appointed Chief Risk Officer in May 2005. With more than 14 years of banking experience, Ms. Calhoun started her career as a national bank examiner from 1991 to 1995, where she gained exposure to a wide variety of bank systems and practices through assignments in community, regional, and multinational banks. Ms. Calhoun subsequently held the positions of Senior Credit Administrator at Frontier Bank and American International Bank, until the time each institution was sold, and worked as a bank consultant (both independently and for a bank consulting firm) for approximately three years. Most recently before joining the Bank, Ms. Calhoun was the Chief Credit Officer of Hawthorne Savings, El Segundo, California from 2001 to 2004.

Effective July 1, 2005, Mark Drews will be Senior Vice President and Chief of Image and Branding of the Bank. Mr. Drews joined the Bank in October 2003 and serves as Senior Vice President, Director of Human Resources and Organizational Development. Prior to his employment with Vineyard Bank, Mr. Drews served as Vice President, Branch Franchise Director at Downey Savings and Loan, Newport Beach, California, from April 1996 to October 2003 and was responsible for the creation and image of an In-Store Banking Division which ultimately consisted of 100 branches and over 650 employees.  Mr. Drews served as Vice President, Corporate Marketing Manager at Hawthorne Savings, El Segundo, California, from September 1993 to April 1996. Previously, Mr. Drews worked at Downey Savings and Loan, Newport Beach California, from June 1982 to September 1993, in various management positions.  Mr. Drews has 23 years of banking experience.

There are no arrangements or understandings between any of the Officers and the Company pursuant to which Officers were appointed as officers of the Company. There are no material related party transactions between the Company and any of the Officers. Officers have no family relations with any directors or any executive officers of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VINEYARD NATIONAL BANCORP

Date: May 26, 2005	By:	/s/ Gordon Fong
____________________________________________ Gordon Fong
Senior Vice President and Chief Financial Officer